July 20, 2005

CONFIDENTIAL

Paul Royalty Fund, L.P.
Paul Royalty Fund Holdings II
c/o Paul Capital Management, L.L.C.
50 California Street
Suite 3000
San Francisco, CA 94111
Attention: Chief Financial Officer

Walter Flamenbaum, M.D.
Mr. Lionel Leventhal
Paul Capital Partners
140 East 45th Street, 44th Floor
New York, NY 10017

Ladies and Gentlemen:

     Reference is made to the Revenue Interest Assignment Agreement dated October 28, 2003 (the “RIAA”), among Artery, LLC (“Assignor”), Guilford Pharmaceuticals Inc. (“Guilford”), GPI Holdings, Inc., Paul Royalty Fund, L.P. (“PRF”), and Paul Royalty Fund Holdings II (together with PRF, the “Assignees”). Capitalized terms used in this letter without definition shall have the meanings given to those terms in the RIAA.

     Guilford has advised Assignees that Guilford may enter into a transaction (the “Transaction”) with MGI Pharma, Inc. (the “Purchaser”) that, if consummated, will result in the Change of Control of Guilford. As a condition to entering into the Transaction, the Purchaser has asked Assignees to confirm, by their signatures below, that Purchaser may repurchase the Assigned Interests in whole, without any recourse, representation or warranty by the Assignees, for the amount calculated in accordance with Schedule A of this letter (the “Repurchase Amount”), and upon such repurchase terminate any and all obligations of Guilford (including its Subsidiaries and Affiliates) under the Transaction Documents (except to the extent that such obligations survive the termination of the Transaction Documents in accordance with their respective terms and excluding the Warrants). Upon payment in full of the Repurchase Amount, the Assignees will terminate, release and discharge all security interests and liens which it may have on any real or personal property of Guilford (including its Subsidiaries and Affiliates) and file UCC termination statements with respect to any such security interests or liens.

Paul Royalty Fund, L.P.
Paul Royalty Fund Holdings II
Walter Flamenbaum, M.D.
Mr. Lionel Leventhal
July 20, 2005

     In consideration for the confirmation provided by Assignees pursuant to this letter, Purchaser, by its signature below, agrees to repurchase the Assigned Interests for the Repurchase Amount on or before the consummation of the Transaction. The agreements set forth in this letter shall terminate if (i) the agreement regarding the Transaction is terminated prior to the consummation of the Transaction, (ii) a definitive agreement regarding the Transaction is not executed by Guilford and the Purchaser prior to August 31, 2005, or (iii) the Transaction does not close on or before December 31, 2005.

     The parties understand and agree that until such time as the Repurchase Amount is paid, the RIAA and Transaction Documents shall remain in full force and effect.

     Please indicate your acceptance of matters set forth in this letter by counter signing this letter in the space provided and returning this letter by overnight mail to Guilford Pharmaceuticals Inc., 6611 Tributary Street, Baltimore, MD 21224, Attention: Asher M. Rubin, Senior Vice President, General Counsel and Secretary, and by facsimile ((410)-631-6899).

Sincerely,

GUILFORD PHARMACEUTICALS INC.

By:	/s/ Dean J. Mitchell

Name:	Dean J. Mitchell
Title:	President and Chief Executive Officer

PAUL ROYALTY FUND, L.P.

By:	Paul Capital Management, LLC,
Its General Partner

	By:	/s/ Lionel Leventhal

	Name:	Lionel Leventhal
	Title:	Manager

[signatures continued]

Paul Royalty Fund, L.P.
Paul Royalty Fund Holdings II
Walter Flamenbaum, M.D.
Mr. Lionel Leventhal
July 20, 2005

PAUL ROYALTY FUND HOLDINGS II.

By:	Paul Royalty Fund II, L.P.,
Its Managing Partner

	By:	Paul Capital Royalty Management, LLC,
Its General Partner

		By:	/s/ Lionel Leventhal

Name: Lionel Leventhal
Title: Manager

MGI PHARMA, INC.

By:	/s/ Leon O. Moulder

Name: Leon O. Moulder, Jr.
Title: President & CEO

Schedule A

The Repurchase Amount shall be an amount equal to the Assignees Option Repurchase Price (calculated at the time of payment of the Repurchase Amount in accordance with Schedule 5.07(a) of the RIAA) less payments previously made by Guilford and Artery to Assignees, but without the application of the factors set forth on Schedule 5.07(c) of the RIAA to such payments and without any adjustment for the Warrants (which shall be retained by Assignees). For illustrative purposes, if the Repurchase Amount would have been paid as of June 30, 2005, the Repurchase Amount would have been $59.29 million, calculated as follows:

All amount in table are in millions

Assignees Option Repurchase Price Calculation as of 6/30/05 (Schedule 5.07(a))	$68.32
Credits to Assignees Option Repurchase Price (no multiplication factor, as negotiated) for amounts received:
2003	$0.14
2004	$5.76
6/30/2005	$3.13
Total credits through 6/30/05	$9.03

Illustrative Repurchase Amount	$59.29

Initials:

GUILFORD PHARMACEUTICALS INC.

/s/ DM

PAUL ROYALTY FUND, L.P.

/s/ LL

PAUL ROYALTY FUND HOLDINGS II.

/s/ LL

MGI PHARMA, INC.

/s/ LOM